Service Corporation International Announces Fourth Quarter 2014 Financial Results, Raises Cash Flow Outlook For 2015, And Raises Dividend 11%

- Conference call on Wednesday, February 11, 2015, at 8:30 a.m. Central Time.

HOUSTON, Feb. 10, 2015 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter 2014. Our consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues	$783.4	$667.2	$2,994.0	$2,550.5
Operating income	$220.3	$88.1	$607.5	$387.7
Net income attributable to common stockholders	$87.8	$29.3	$172.5	$147.3
Diluted earnings per share	$0.42	$0.14	$0.81	$0.68
Earnings from continuing operations excluding special items(1)	$77.2	$59.3	$237.0	$198.9
Diluted earnings per share from continuing operations excluding special items(1)	$0.37	$0.27	$1.11	$0.92
Diluted weighted average shares outstanding	210.5	216.4	214.2	216.0
Net cash provided by operating activities	$61.2	$58.3	$317.4	$384.7
Net cash provided by operating activities excluding special items(1)	$123.3	$105.8	$508.6	$440.2

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items increased by 37.0% to $0.37 in the fourth quarter 2014 compared to $0.27 in the prior year quarter, led by an increase in comparable funeral and cemetery gross profits and the contribution from the legacy Stewart properties acquired in December 2013.
  Consolidated funeral gross profit increased by $15.8 million, or 19.1%, driven by an increase in comparable funeral services performed along with the addition of the legacy Stewart funeral homes.
  Consolidated cemetery gross profit increased $41.8 million, or 64.3%, primarily due to an increase in preneed cemetery sales production of developed and completed cemetery property, an increase in perpetual care trust fund income, and the contribution from the legacy Stewart cemeteries.
  Net cash provided by operating activities excluding special items increased 16.5%, or $17.5 million, to $123.3 million primarily driven by the strong earnings performance described above.
  During the fourth quarter, we returned $131.2 million to our shareholders through a combination of share repurchases and dividends. Additionally, today our Board of Directors approved a quarterly dividend of ten cents per share, which represents an increase in our quarterly dividend of 11%.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the fourth quarter of 2014:
"We ended the year on a high note with strong operating performance in the fourth quarter that resulted in an impressive 21% improvement in full-year normalized earnings per share and a 16% increase in adjusted cash flow from operations. This is a testament to the dedicated efforts of our 24,000 associates who made this possible, while at the same time progressing through a very successful integration of the Stewart acquisition. Our strong free cash flow in 2014 allowed us to return a significant amount of capital to our shareholders which we expect to continue into 2015 as substantiated by our most recent quarterly dividend increase of 11% announced today."

OUTLOOK FOR 2015

"We are also pleased today to announce an increase in our cash flow guidance of $25 million as a result of lower than expected cash taxes and to confirm our previous earnings outlook for 2015," continued Mr. Ryan. "When reviewing our guidance, keep in mind that businesses we were required to divest by order of the Federal Trade Commission contributed an approximate $0.08 per share during the year to 2014 earnings per share. Additionally, our cash tax payments are still expected to increase by approximately $85 million as the previous benefit from net operating losses will be substantially reduced in 2015."

Our updated outlook for potential earnings and cash flow in fiscal 2015 is detailed below.

(In millions, except per share amounts)	Previous 2015 Outlook	Updated 2015 Outlook
Diluted earnings per share from continuing operations excluding special items(1)	$1.16 to $1.28	$1.16 to $1.28
Net cash provided by operating activities excluding special items(1)	$425 to $475	$450 to $500
Capital improvements at existing facilities and cemetery development expenditures	$130 to $140	$130 to $140

(1)

Diluted earnings per share from continuing operations excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2015 excludes the following because this information is not currently available for 2015: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS settlement payments, acquisition and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures and potential tax reserve adjustments, could materially impact our forward-looking diluted EPS and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

QUARTERLY DIVIDEND

Our Board of Directors approved a quarterly cash dividend of ten cents per share of common stock. The quarterly cash dividend declared today represents an 11% increase from previously declared dividends of nine cents per share of common stock per quarter. The quarterly cash dividend announced today is payable on March 31, 2015 to shareholders of record at the close of business on March 16, 2015. While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

REVIEW OF FINANCIAL RESULTS FOR FOURTH QUARTER 2014

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Funeral
Funeral atneed revenue	$277.6	$237.1	$1,110.3	$965.1
Funeral matured preneed revenue	140.8	132.5	588.4	533.4
Core funeral revenues	418.4	369.6	1,698.7	1,498.5
Funeral recognized preneed revenue	20.6	19.0	85.6	75.6
Other funeral revenue	34.0	37.0	136.2	124.4
Total funeral revenues	$473.0	$425.6	$1,920.5	$1,698.5

Gross profit	$98.7	$82.9	$403.9	$349.8
Gross margin percentage	20.9%	19.5%	21.0%	20.6%

Funeral services performed	80,425	70,417	325,641	286,851
Average revenue per funeral service	$5,202	$5,249	$5,217	$5,224

Cemetery
Cemetery atneed revenue	$79.3	$58.8	$307.8	$240.0
Cemetery recognized preneed revenue	179.0	148.5	611.4	499.0
Other cemetery revenue	52.1	34.3	154.3	113.0
Total cemetery revenues	$310.4	$241.6	$1,073.5	$852.0

Gross profit	$106.8	$65.0	$271.9	$199.3
Gross margin percentage	34.4%	26.9%	25.3%	23.4%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended December 31, 2014 and 2013. We consider comparable operations to be those owned for the entire period beginning January 1, 2013 and ending December 31, 2014.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended December 31,
	2014	2013
Comparable funeral revenue:
Atneed revenue(1)	$241.3	$229.6
Matured preneed revenue(2)	123.1	127.3
Core funeral revenues(3)	364.4	356.9
Recognized preneed revenue(4)	19.2	18.5
Other funeral revenue(5)	30.0	29.1
Total comparable funeral revenues	$413.6	$404.5

Comparable gross profit	$85.1	$78.7
Comparable gross margin percentage	20.6%	19.5%

Comparable funeral services performed	69,110	67,864
Comparable average revenue per funeral service	$5,272	$5,260
Comparable average revenue per funeral service, excluding currency impact	$5,343	$5,287
Comparable preneed funeral sales production:
Sales excluding terminally imminent contracts	$160.1	$143.3
Sales - terminally imminent contracts	12.8	31.8
Total preneed funeral sales	$172.9	$175.1

Total preneed funeral contracts sold	36,803	37,791

Average revenue per contract sold	$4,698	$4,633

(1)	Funeral atneed revenue represents merchandise and funeral services sold after a death has occurred.
(2)	Funeral matured preneed revenue represents merchandise and services primarily sold on a preneed contract but delivered and/or performed after a death has occurred.
(3)	Core funeral revenue represents merchandise and funeral services recognized after a death has occurred.
(4)	Funeral recognized preneed revenue represents merchandise and travel protection insurance sold on a preneed contract and delivered before a death has occurred.
(5)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues increased $9.1 million, or 2.2%, primarily due to a 1.8% increase in funeral services performed. Average revenue per funeral service grew 0.2%, which was impacted by a higher cremation rate and a downturn of the Canadian dollar. Excluding the unfavorable Canadian currency impact, the average revenue per funeral service grew 1.1%. This increase in average was also impacted by a 140 basis point increase in the cremation rate to 52.3% in the fourth quarter of 2014.
  Comparable funeral gross profit increased $6.4 million, or 8.1%, and the gross margin percentage increased 110 basis points to 20.6% primarily as a result of the increase in revenues and the natural leveraging of overhead support costs being allocated to both our comparable locations and the newly acquired Stewart locations.
  Preneed funeral sales production, excluding terminally imminent contracts, increased $16.8 million for the quarter or 11.7%. A terminally imminent contract is used when a family chooses to make arrangements several weeks or a few months in advance of need. In mid-2014, we changed our policy for serving terminally imminent contracts as they are now predominately recorded directly into atneed sales instead of recorded as preneed sales that quickly convert into atneed business.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended December 31, 2014 and 2013. We consider comparable operations to be those owned for the entire period beginning January 1, 2013 and ending December 31, 2014.

(Dollars in millions)	Three Months Ended December 31,
	2014	2013
Comparable cemetery revenue:
Atneed revenue(1)	$62.5	$56.8
Recognized preneed revenue(2)	157.9	144.3
Other cemetery revenue(3)	48.3	29.2
Total comparable cemetery revenues	$268.7	$230.3

Comparable gross profit	$96.6	$63.0
Comparable gross margin percentage	36.0%	27.3%

Comparable preneed and atneed cemetery sales production:
Property	$143.2	$130.2
Merchandise and services	99.7	94.9
Discounts	(27.1)	(26.5)
Preneed and atneed cemetery sales production	$215.8	$198.6
Recognition rate(4)	102%	101%

(1)	Cemetery atneed revenue represents property, merchandise and services sold after a death has occurred.
(2)	Cemetery recognized preneed revenue represents property sold on a preneed contract and merchandise and services sold on a preneed contract that have been delivered or performed.
(3)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(4)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.
  Comparable cemetery revenues grew $38.4 million, or 16.7%, primarily from an increase in preneed cemetery sales production of developed and completed cemetery property and an increase of $15.0 million in recognized perpetual care trust fund income. This increase in recognized perpetual care trust fund income was due to cash distributions to us from the perpetual care trust funds as a result of realizing net capital gains created by the new SCI trust structure.
  Preneed cemetery sales production increased $14.4 million, or 10.2%, in the current quarter compared to the same period last year.
  As the result of higher revenues during the quarter, comparable cemetery gross profit increased $33.6 million and the gross margin percentage increased to 36.0% from 27.3% in the prior year quarter.
  Excluding the $15.0 million of perpetual care trust fund income recognized in the quarter, our gross margin percentage grew to 32.2%, reflecting the high margins associated with increased cemetery sales production.

Other Financial Results

  General and administrative expenses were $43.0 million in the current quarter compared to $59.1 million in the prior year quarter. The current quarter included $4.3 million of costs related to the integration of Stewart and $1.3 million of system integration costs. The prior year included $25.7 million of costs related to the acquisition of Stewart, $3.3 million of integration costs, and $3.1 million of legal defense fees. Excluding these one-time costs in both periods, general and administrative expenses increased $10.4 million over the prior year. The majority of this increase reflects the overhead costs of the new combined entity; however, approximately $5.1 million is associated with the timing of increases in long-term incentive compensation and pension costs.
  Interest expense increased to $42.9 million compared to $38.8 million in the prior period as expected due to the incremental debt associated with the Stewart acquisition.
  As a result of divestitures required by the Federal Trade Commission (FTC) in connection with the Stewart acquisition, we recognized a gain on divestitures of $57.9 million during the fourth quarter of 2014. Our GAAP effective tax rate of 51.2% for the quarter is the result of higher tax gains on the FTC divestitures as there was no deductible goodwill associated with such divestitures.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as normalized operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities, as reported	61.2	$58.3	$317.4	$384.7
Premiums paid on early extinguishment	—	—	24.8	—
Stewart acquisition and transition costs	6.7	41.8	61.7	45.4
Legal defense fees and other matters	—	4.6	10.3	6.8
Excess tax benefits from share-based awards	9.4	—	30.1	—
Income tax payments associated with divestitures	45.7	—	63.8	—
Other	0.3	1.1	0.5	3.3
Net cash provided by operating activities excluding special items	$123.3	$105.8	$508.6	$440.2

  Net cash provided by operating activities excluding special items increased $17.5 million to $123.3 million for the fourth quarter due primarily to higher earnings and cash receipts associated with increased cemetery preneed sales production. These increases were partially offset by expected higher interest payments of $3.6 million related to incremental debt associated with the Stewart acquisition.
  A summary of our capital expenditures is set forth below:

Capital Expenditures (In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Capital improvements at existing locations	$24.2	$14.2	$74.8	$61.3
Development of cemetery property	23.4	16.7	57.7	42.5
Construction of new funeral home facilities	1.7	2.5	12.0	9.1
Total capital expenditures	$49.3	$33.4	$144.5	$112.9

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and twelve months ended December 31, 2014 is set forth below:

	Three Months	Twelve Months
Preneed funeral	0.3%	3.7%
Preneed cemetery	0.3%	3.4%
Cemetery perpetual care	0.2%	5.2%
Combined trust funds	0.3%	4.1%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share), and adjusted comparable gross profit shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended December 31,
	2014		2013
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$87.8	$0.42	$29.3	$0.14
After-tax reconciling items:
Impact of (gains) losses divestitures and impairment charges, net	(16.9)	(0.08)	1.5	—
System and process transition costs	0.8	—	1.8	—
Stewart acquisition and transition costs	2.6	0.02	21.7	0.10
Legal defense fees and other matters	—	—	5.4	0.03
Tax reserve adjustments and other	2.9	0.01	(0.4)	—
Earnings from continuing operations and diluted earnings per share excluding special items	$77.2	$0.37	$59.3	$0.27

Diluted weighted average shares outstanding (in thousands)		210,467		216,354

(In millions, except diluted EPS)	Twelve Months Ended December 31,
	2014		2013
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$172.5	$0.81	$147.3	$0.68
After-tax reconciling items:
Impact of losses on divestitures and impairment charges, net	3.2	0.01	4.5	0.02
System and process transition costs	5.7	0.03	5.3	0.02
Stewart acquisition and transition costs	27.2	0.13	33.2	0.16
Losses (gains) on early extinguishment of debt, net	18.0	0.08	(0.3)	—
Legal defense fees and other matters	7.3	0.03	7.4	0.04
Tax reserve adjustments	3.1	0.02	1.5	—
Earnings from continuing operations and diluted earnings per share excluding special items	$237.0	$1.11	$198.9	$0.92

Diluted weighted average shares outstanding (in thousands)		214,200		216,014

Conference Call and Webcast

We will host a conference call on Wednesday, February 11, 2015, at 8:30 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6396 with the passcode of 38836160. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 25, 2015 and can be accessed at (630) 652-3042 with the passcode of 38836160#. Additionally, a replay of the conference call will be available on our website for approximately two weeks.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict" that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry is competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenues, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice claims could have a material adverse impact on our financial results
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from fulfilling our obligations under our indebtedness.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence and our stock price.
  There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by our Board of Directors each quarter after its review of our financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in our cash needs or a decrease in available cash; or a deterioration in our financial condition or results.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2014 Annual Report on Form 10-K, which will be filed later this week. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Revision of Prior Period Financial Statements

In 2014, the Company determined it had made misstatements related to the determination of certain deferred tax amounts originating in 2013 and prior periods. The financial statements included at the end of this press release have been revised to correct these misstatements in all prior periods. For further information, please refer to our 2014 Annual Report on Form 10-K, which we expect to file later this week.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2014, we owned and operated 1,559 funeral homes and 466 cemeteries (of which 258 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues	$783,443	$667,228	$2,994,012	$2,550,466
Costs and expenses	(578,032)	(519,296)	(2,318,199)	(2,001,419)
Gross profit	205,411	147,932	675,813	549,047
General and administrative expenses	(42,992)	(59,086)	(184,877)	(155,128)
Gains (losses) on divestitures and impairment charges, net	57,861	(730)	116,613	(6,263)
Operating income	220,280	88,116	607,549	387,656
Interest expense	(42,892)	(38,771)	(177,571)	(142,360)
(Losses) gains on early extinguishment of debt	—	—	(29,158)	468
Other income (expense), net	203	455	1,780	(558)
Income from continuing operations before income taxes	177,591	49,800	402,600	245,206
Provision for income taxes	(90,982)	(17,729)	(225,980)	(93,024)
Net income from continuing operations	86,609	32,071	176,620	152,182
Net income from discontinued operations	1,340	(35)	2,186	406
Net income	$87,949	$32,036	$178,806	$152,588
Net income attributable to noncontrolling interests	(155)	(2,719)	(6,337)	(5,256)
Net income attributable to common stockholders	$87,794	$29,317	$172,469	$147,332

Basic earnings per share	0.42	0.14	0.82	0.70
Diluted earnings per share	0.42	0.14	0.81	0.68

Basic weighted average number of shares	206,977	212,079	210,741	211,811
Diluted weighted average number of shares	210,467	216,354	214,200	216,014

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET

(In thousands, except share amounts)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$177,335	$141,584
Receivables, net	109,050	101,424
Deferred tax assets	1,128	35,324
Inventories	29,697	32,741
Current assets of discontinued operations	—	4,750
Current assets held for sale	45	4,569
Other	79,601	58,704
Total current assets	396,856	379,096
Preneed funeral receivables, net and trust investments	1,843,023	1,870,243
Preneed cemetery receivables, net and trust investments	2,306,669	2,292,348
Cemetery property, at cost	1,739,216	1,752,269
Property and equipment, net	1,861,403	1,912,514
Non-current assets of discontinued operations	—	2,491
Non-current assets held for sale	6,702	823,327
Goodwill	1,810,853	1,825,721
Deferred charges and other assets	617,546	633,000
Cemetery perpetual care trust investments	1,341,376	1,342,591
Total assets	$11,923,644	$12,833,600
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$453,028	$482,839
Current maturities of long-term debt	90,931	176,362
Current liabilities of discontinued operations	—	4,728
Current liabilities held for sale	14	4,390
Income taxes	8,035	12,717
Total current liabilities	552,008	681,036
Long-term debt	2,963,794	3,125,548
Deferred preneed funeral revenues	540,164	551,948
Deferred preneed cemetery revenues	1,062,381	1,016,275
Deferred tax liability	448,824	379,715
Non-current liabilities of discontinued operations	—	968
Non-current liabilities held for sale	6,988	517,251
Other liabilities	495,565	491,238
Deferred preneed funeral and cemetery receipts held in trust	3,148,884	3,248,463
Care trusts' corpus	1,327,658	1,340,930

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 205,458,331 and 212,326,642 shares issued, respectively, and 204,866,770 and 212,316,642 shares outstanding, respectively	204,867	212,317
Capital in excess of par value	1,186,304	1,259,348
Accumulated deficit	(81,859)	(90,026)
Accumulated other comprehensive income	59,414	88,441
Total common stockholders' equity	1,368,726	1,470,080
Noncontrolling interests	8,652	10,148
Total equity	1,377,378	1,480,228
Total liabilities and equity	$11,923,644	$12,833,600

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$178,806	$152,588
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(2,186)	(406)
Losses (gains) on early extinguishment of debt, net	29,158	(468)
Premiums paid on early extinguishment of debt	(24,804)	—
Depreciation and amortization	140,002	122,235
Amortization of intangible assets	36,640	21,859
Amortization of cemetery property	60,439	48,344
Amortization of loan costs	8,825	15,943
Provision for doubtful accounts	7,376	7,874
Provision for deferred income taxes	129,671	71,708
(Gains) losses on divestitures and impairment charges, net	(116,613)	6,263
Share-based compensation	13,127	11,925
Excess tax benefits from share based awards	(30,123)	—
Change in assets and liabilities, net of effects from acquisitions and dispositions:
(Increase) decrease in receivables	(18,644)	11,017
Increase in other assets	(11,013)	(14,815)
Decrease in payables and other liabilities	(12,038)	(1,995)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	30,357	47,648
Decrease in deferred preneed funeral revenues	(23,069)	(9,260)
Decrease in deferred preneed funeral receipts held in trust	(52,869)	(50,990)
Effect of preneed cemetery production and maturities:
Increase in preneed cemetery receivables, net and trust investments	(43,964)	(73,626)
Increase in deferred preneed cemetery revenues	54,049	30,785
Decrease in deferred preneed funeral receipts held in trust	(34,664)	(12,761)
Other	(108)	(27)
Net cash provided by operating activities from continuing operations	318,355	383,841
Net cash (used in) provided by operating activities from discontinued operations	(1,000)	868
Net cash provided by operating activities	317,355	384,709
Cash flows from investing activities:
Capital expenditures	(144,499)	(112,939)
Acquisitions, net of cash acquired	(15,336)	(1,057,122)
Proceeds from divestitures and sales of property and equipment	424,383	13,219
Net (deposits) withdrawals of restricted funds and other	(12,225)	341
Net cash provided by (used in) investing activities from continuing operations	252,323	(1,156,501)
Net cash provided by (used in) investing activities from discontinued operations	4,963	(292)
Net cash provided by (used in) investing activities	257,286	(1,156,793)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	755,000	1,055,000
Debt issuance costs	(10,500)	(36,064)
Payments of debt	(230,561)	(90,466)
Early extinguishment of debt	(762,764)	(80)
Principal payments on capital leases	(29,380)	(26,280)
Proceeds from exercise of stock options	32,376	6,309
Excess tax benefits from share based awards	30,123	—
Purchase of Company common stock	(242,874)	(1,708)
Payments of dividends	(71,517)	(57,229)
Purchase of noncontrolling interest	(15,000)	(23,333)
Bank overdrafts and other	7,130	336
Net cash (used in) provided by financing activities from continuing operations	(537,967)	826,485
Net cash used in financing activities from discontinued operations	—	(1,370)
Net cash (used in) provided by financing activities	(537,967)	825,115
Net change in cash of discontinued operations	1,361	785
Effect of foreign currency	(2,284)	(1,001)
Net increase in cash and cash equivalents	35,751	52,815
Cash and cash equivalents at beginning of period	141,584	88,769
Cash and cash equivalents at end of period	$177,335	$141,584